Exhibit 10.68

SECOND AMENDMENT

TO

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Amendment”), is entered into as of the 27th day of March, 2012;

WHEREAS, Goodman Networks Incorporated, a Texas corporation (the “Corporation”), and certain of its shareholders are parties to that certain Fifth Amended and Restated Shareholders’ Agreement, made as of June 23, 2011, by and among the Corporation and the shareholders set forth therein, and that certain First Amendment to Fifth Amended and Restated Shareholders’ Agreement, made as of August 30, 2011, by and among the Corporation and the shareholders set forth therein (collectively referred to as the “Fifth Amended and Restated Agreement”);

WHEREAS, the undersigned parties desire to enter into this Amendment and comprise holders of more than 50% of the Corporation’s Shares as is necessary to amend the Fifth Amended and Restated Agreement in accordance with Section 18 thereof;

WHEREAS, in light of the foregoing and other facts, events and circumstances, the parties hereto are as of the date hereof entering into this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Right of First Refusal Upon Termination of a Shareholder’s Employment. Section 7 of the Fifth Amended and Restated Agreement is hereby deleted in its entirety and replaced with the following language:

“7. Right of First Refusal Upon Termination of a Shareholder’s Employment.

(a) Offer to Corporation and Other Shareholders. If a Shareholder is an employee of the Corporation and the employment of such Shareholder is terminated, whether such termination is voluntary or involuntary or effected by the Corporation or the Shareholder, with the exception of the termination of employment of a Shareholder because of the death of such Shareholder which is subject to Section 4 hereof to the extent the death of such Shareholder does not result in a Permitted Disposition, the Corporation and the Non-Termination Shareholders shall have the right, but not the obligation, to purchase all of the Termination Shares in the manner specified in this Section 7.

(b) Notices. The Corporation shall promptly give the Termination Notice to the Non-Termination Shareholders.

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(c) The Corporation’s Right of First Refusal. The Corporation shall have the first right to acquire all or any portion of the Termination Shares. If the Corporation desires to acquire all or any portion of the Termination Shares, the Corporation shall communicate, in writing, its election to acquire a specified number of the Termination Shares to the Non-Termination Shareholders within thirty (30) days from the later of (i) the date of termination of the terminated Shareholder’s employment with the Corporation or (ii) six (6) months from the last date on which the terminated Shareholder (x) acquired the Termination Shares or (y) can exercise any vested stock options.

(d) The Non-Termination Shareholders’ Right of First Refusal. If the Corporation does not exercise its right to acquire all of the Termination Shares from the terminated Shareholder, the Non-Termination Shareholders shall have the right to acquire all of the Remaining Termination Shares. The Non-Termination Shareholders shall exercise their Termination Right of First Refusal by giving written notice of their election to acquire a specified number of the Remaining Termination Shares to each Non-Termination Shareholder and the Corporation within twenty (20) days after the expiration of the thirty (30) day period referred to in Section 7(c). In the event that more than one Non-Termination Shareholder exercises his right to acquire, each such exercising Non-Termination Shareholder may acquire up to his pro rata portion of the Remaining Termination Shares (based upon the ratio of the number of shares of Common Stock and Common Stock Equivalents (on an as converted basis) owned by such exercising Non-Termination Shareholder to the number of shares of Common Stock and Common Stock Equivalents (on an as converted basis) owned by all exercising Non-Termination Shareholders). This method of allocation shall continue to apply to rights to acquire all of the Remaining Termination Shares until all rights have been exercised by one or more Non-Termination Shareholders (which exercises shall constitute valid, legally binding and enforceable agreements for the transfer of the Remaining Termination Shares allocated to such Non-Termination Shareholders), or until the remaining Non-Termination Shareholders elect not to exercise their rights to acquire any additional Remaining Termination Shares. The allocation of such Remaining Termination Shares among the Non-Termination Shareholders shall be completed within ten (10) days after the expiration of the twenty (20) day period referred to above in this Section 7(d). The Non-Termination Shareholders shall give the Allocation Notice to the Corporation. If the Non-Termination Shareholders do not elect to acquire all of the Remaining Termination Shares, the Corporation will have the right to acquire such Shares the Non-Termination Shareholders have elected not to acquire. The Corporation shall give the Total Allocation Notice to the terminated Shareholder prior to the expiration of sixty-five (65) days from the later of (i) the date of termination of the terminated Shareholder’s employment with the Corporation or (ii) six (6) months from the last date on which the terminated Shareholder (x) acquired the Termination Shares or (y) can exercise any vested stock options. The Allocation Notice and the Total Allocation Notice shall be deemed to constitute a valid, legally binding and enforceable agreement for the transfer of all or that portion of the Termination Shares. The obligations of the Corporation and the Non-Termination Shareholders to acquire the number of Termination Shares specified in the notice sent to the terminated Shareholder are the several, and not joint, obligations of such parties.

(e) Purchase Price For Termination. For Shares purchased pursuant to Section 7, the purchase price share for the Termination Shares shall be the Fair Market Value on the later of (i) the date of termination of the terminated Shareholder’s employment with the

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Corporation or (ii) six (6) months from the last date on which the terminated Shareholder (x) acquired the Termination Shares or (y) can exercise any vested stock options as of the date of such termination of employment.

(f) Closing. The closing of the purchase of Termination Shares hereunder shall be held at the principal executive offices of the Corporation. The Corporation shall designate a closing date and time, which date shall be not later than ninety (90) days after the later of (i) the date of termination of the terminated Shareholder’s employment with the Corporation or (ii) six (6) months from the last date on which the terminated Shareholder (x) acquired the Termination Shares or (y) can exercise any vested stock options. At the closing, the terminated Shareholder shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Termination Shares being acquired pursuant to this Section 7 and shall transfer the Termination Shares being acquired pursuant to this Section 7 to the purchasers thereof free and clear of all liens, claims, charges or encumbrances (except for liens in favor of the Corporation), against payment of the purchase price for the Termination Shares as determined above. The purchaser shall have the option to pay the purchase price in cash at the time of such closing or (i) to pay not less than ten percent (10%) of the purchase price in cash and (ii) execute a negotiable promissory note (secured by the purchased Termination Shares of such purchaser to the extent possible) for the remainder in favor of the terminated Shareholder which note shall be payable in quarterly installments over a period of five (5) years and which shall bear annual interest at the rate of eight percent (8%). If the Corporation shall be a purchaser of Termination Shares, the Corporation shall have the right to set off against any payment for such Termination Shares the amount by which the terminated Shareholder shall be indebted to the Corporation (including accrued but unpaid interest on such indebtedness) pursuant to any promissory note given by the terminated Shareholder for the purchase of any such Termination Shares.

2. Fifth Amended and Restated Agreement. All other terms of the Fifth Amended and Restated Agreement shall remain in full force and effect and are hereby expressly ratified and confirmed.

3. Titles. The titles of articles and sections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

CORPORATION:

GOODMAN NETWORKS INCORPORATED

By:	/s/ John A. Goodman
Name: John A. Goodman
Title: Executive Chairman

SHAREHOLDERS:
/s/ James E. Goodman
James E. Goodman
/s/ John A. Goodman
John A. Goodman
/s/ Joseph M. Goodman
Joseph M. Goodman
/s/ Jonathan E. Goodman
Jonathan E. Goodman
/s/ Jason A. Goodman
Jason A. Goodman
(signature not required pursuant to Section 18 of the Fifth Amended and Restated Shareholders’ Agreement)
William Darkwah

/s/ Scott Pickett
Scott Pickett

GOODMAN BROTHERS, LP

By: Goodman Brothers Enterprises, Inc.its general partner

By:	/s/ Jody Goodman
Name: Jody Goodman
Title:
SEP TRUST
By	/s/ Scott Pickett
Name: Scott Pickett
Title: Trustee
ALCATEL-LUCENT USA INC.
By: (signature not required pursuant to Section 18 of the Fifth Amended and Restated Shareholders’ Agreement)
Name:
Title:

The undersigned, Cayenne M. Goodman, spouse of John A. Goodman, hereunto subscribes her name in evidence of and in consent to his agreements made concerning the capital stock of Goodman Networks Incorporated referred to in the foregoing Second Amendment to Fifth Amended and Restated Shareholders’ Agreement, and to all other provisions thereof, as of the 27th day of March, 2012.

/s/ Cayenne M. Goodman
Cayenne M. Goodman

The undersigned, Gabriela Goodman, spouse of Joseph M. Goodman, hereunto subscribes her name in evidence of and in consent to his agreements made concerning the capital stock of Goodman Networks Incorporated referred to in the foregoing Second Amendment to Fifth Amended and Restated Shareholders’ Agreement, and to all other provisions thereof, as of the 27th day of March, 2012.

/s/ Gabriela Goodman
Gabriela Goodman

The undersigned, Sarina Goodman, spouse of James E. Goodman, hereunto subscribes her name in evidence of and in consent to his agreements made concerning the capital stock of Goodman Networks Incorporated referred to in the foregoing Second Amendment to Fifth Amended and Restated Shareholders’ Agreement, and to all other provisions thereof, as of the 27th day of March, 2012.

/s/ Sarina Goodman
Sarina Goodman

The undersigned, Tracy J. Goodman, spouse of Jonathan E. Goodman, hereunto subscribes her name in evidence of and in consent to his agreements made concerning the capital stock of Goodman Networks Incorporated referred to in the foregoing Second Amendment to Fifth Amended and Restated Shareholders’ Agreement, and to all other provisions thereof, as of the 27th day of March, 2012.

/s/ Tracy J. Goodman
Tracy J. Goodman

The undersigned, Alecia Pickett, spouse of Scott Pickett, hereunto subscribes her name in evidence of and in consent to his agreements made concerning the capital stock of Goodman Networks Incorporated referred to in the foregoing Second Amendment to Fifth Amended and Restated Shareholders’ Agreement, and to all other provisions thereof, as of the 27th day of March, 2012.

/s/ Alecia Pickett
Alecia Pickett